Exhibit 1A-11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement on Form 1-A POS of our report dated May 4, 2022, with respect to the audited financial statements of Park View OZ REIT, Inc as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and the period of June 19, 2020 (formation) through December 31, 2020.

We also consent to the reference to us under the heading “Experts” in such Regulation A Offering Circular.

/s/ Novogradac & Company LLP

Novogradac & Company LLP

Plantation, Florida

January 13, 2023